Exhibit 99.1

NEWS RELEASE

Contacts:
MSC Income Fund, Inc.
Dwayne L. Hyzak, CEO, dhyzak@mainstcapital.com
Cory E. Gilbert, CFO, cgilbert@mainstcapital.com
713-350-6000
Dennard Lascar Investor Relations
Ken Dennard / ken@dennardlascar.com
Zach Vaughan / zvaughan@dennardlascar.com
713-529-6600

MSC INCOME FUND ANNOUNCES
FIRST QUARTER 2026 RESULTS
First Quarter 2026 Net Investment Income of $0.35 Per Share
First Quarter 2026 Adjusted Net Investment Income(1) of $0.34 Per Share
First Quarter 2026 Adjusted Net Investment Income Before Taxes(2) of $0.36 Per Share
Net Asset Value of $15.87 Per Share
HOUSTON, May 7, 2026 – MSC Income Fund, Inc. (NYSE: MSIF) (“MSC Income” or the “Fund”) is pleased to announce its financial results for the first quarter ended March 31, 2026.
First Quarter 2026 Highlights
•Net investment income (“NII”) of $16.2 million, or $0.35 per share
•Adjusted net investment income (“ANII”)(1) of $15.6 million, or $0.34 per share
•ANII before taxes(2) of $16.6 million, or $0.36 per share
•Total investment income of $34.1 million
•Net increase in net assets resulting from operations of $13.2 million, or $0.29 per share
•Return on equity(4) of 7.3% on an annualized basis
•Net asset value of $15.87 per share as of March 31, 2026
•Declared a regular quarterly dividend of $0.35 per share and a supplemental dividend of $0.01 per share, both payable in the second quarter of 2026, resulting in total dividends declared in the first quarter of 2026 of
$0.36 per share
•Repurchased $16.0 million of the Fund’s common stock at prices below net asset value, resulting in an increase in net asset value per share of approximately $0.08 per share
•Completed $54.8 million in total private loan portfolio investments, which after aggregate repayments, return of invested equity capital and a decrease in cost basis due to realized losses resulted in a net increase of $17.4 million in the total cost basis of the private loan investment portfolio
•Completed $19.4 million in total lower middle market (“LMM”) portfolio follow-on investments, which after aggregate repayments and return of invested equity capital resulted in a net increase of $15.1 million in the total cost basis of the LMM investment portfolio
•Previously approved expanded regulatory leverage capacity became effective January 29, 2026, reducing the
Fund’s minimum regulatory asset coverage requirement from 200% to 150%

•Further diversified the Fund’s capital structure by issuing $150.0 million in aggregate principal amount of
6.34% unsecured notes due May 31, 2029 (the “May 2029 Notes”)
In commenting on the Fund’s operating results for the first quarter of 2026, Dwayne L. Hyzak, MSC Income’s
Chief Executive Officer, stated, “We are pleased with the Fund’s performance in the first quarter, given the backdrop of significant economic and geopolitical uncertainties. Despite these ongoing uncertainties, we are seeing an improved lending environment and significant opportunities in our private loan investment strategy, and we believe the Fund is well positioned to capitalize on and generate attractive returns on those investments.
Based upon the quality of the Fund’s existing investment portfolio, together with the favorable liquidity position and expanded regulatory leverage capacity which became effective at the end of January 2026 and the current investment pipeline, we remain excited about our future expectations for the Fund.”
First Quarter 2026 Operating Results
The following table provides a summary of the Fund’s operating results for the first quarter of 2026:

	Three Months Ended March 31,
	2026	2025	Change	Change (%)
	(dollars in thousands, except per share amounts)
Interest income	$29,379	$27,424	$1,955	7%
Dividend income	3,538	5,142	(1,604)	(31)%
Fee income	1,170	661	509	77%
Total investment income	$34,087	$33,227	$860	3%

Net investment income	$16,235	$15,746	$489	3%
Net investment income per share	$0.35	$0.35	$—	—%

Adjusted net investment income (1)	$15,597	$15,746	$(149)	(1)%
Adjusted net investment income per share (1)	$0.34	$0.35	$(0.01)	(3)%

Adjusted net investment income before taxes (2)	$16,603	$16,788	$(185)	(1)%
Adjusted net investment income before taxes per share (2)	$0.36	$0.38	$(0.02)	(5)%

Net increase in net assets resulting from operations	$13,223	$15,875	$(2,652)	(17)%
Net increase in net assets resulting from operations per share	$0.29	$0.36	$(0.07)	(19)%

Return on equity - quarter annualized (4)	7.3%	9.5%	(2.2)%	(23)%
The $0.9 million increase in total investment income in the first quarter of 2026 from the comparable period of the prior year was principally attributable to (i) a $2.0 million increase in interest income, primarily due to higher average levels of income producing investment portfolio debt investments, partially offset by a decrease in interest rates, primarily resulting from decreases in benchmark index rates on floating rate investment portfolio debt investments, and (ii) a $0.5 million increase in fee income, primarily due to an increase in fee income related to increased investment activity. These increases were partially offset by a $1.6 million decrease in dividend income, primarily due to a $1.5 million decrease in dividend income from the Fund’s LMM portfolio companies. The $0.9 million increase in total investment income in the first quarter of 2026 is after the impact of a decrease of $0.2 million in certain income considered less consistent or non-recurring, primarily related to decreases of (i) $0.2 million in such dividend income and (ii) $0.2 million in such interest income from accelerated prepayment, repricing and other activity related to certain investment portfolio debt investments, partially offset by a $0.2 million increase in such fee income, in each case when compared to the same period in 2025.
Total expenses, net of waivers, increased by $0.4 million, or 2.5%, to $16.8 million in the first quarter of 2026 from $16.4 million for the same period in 2025. This increase was principally attributable to (i) a $0.7 million increase in interest expense, (ii) a $0.3 million increase in base management fees and (iii) a $0.1 million increase in incentive fee on income, net of waivers, partially offset by a $0.6 million decrease in the ending accrual for the accrued capital gains incentive fee(3) as of March 31, 2026. The increase in interest expense is primarily related to an increase in average borrowings outstanding used to fund a portion of the growth of the
Fund’s investment portfolio, partially offset by decreased weighted-average interest rates on the Credit
Facilities due to decreases in benchmark floating index interest rates and a decrease in the applicable interest rate spread on the SPV Facility resulting from the amendment of the SPV Facility in March 2025 (with the
Credit Facilities and the SPV Facility each defined in the Liquidity and Capital Resources section below). The increase in base management fees is primarily the result of the Fund’s increased average total assets, partially offset by the benefit of the lower base management fee percentage for the full quarter in the first quarter of 2026 compared to the benefit for a partial quarter in the first quarter of 2025 as a result of the Fund’s entry into an amended advisory agreement (the “Amended Advisory Agreement”) with the Adviser (defined below), effective upon the listing of the Fund’s common stock on the New York Stock Exchange on January 29, 2025
(the “MSC Income Listing”). The increase in incentive fee on income, net of waivers, is the result of (a) an increase in the gross calculated incentive fee on income of $1.1 million, partially offset by (b) a $1.0 million voluntary waiver of incentive fee on income by the Adviser. The increase in the gross calculated incentive fee on income is a result of the Amended Advisory Agreement. The reduction in the capital gains incentive fee accrual(3) is due to the net fair value depreciation of the Fund’s investments in the first quarter of 2026.
The Fund’s ratio of total non-interest operating expenses, excluding incentive fees, net of waivers, as a percentage of quarterly average total assets, or the Operating Expenses to Assets Ratio, decreased to 1.8% on an annualized basis for the first quarter of 2026, from 1.9% for the first quarter of 2025, primarily due to the benefit of the lower base management fee percentage in the first quarter of 2026 as discussed above.
The $0.5 million increase in NII in the first quarter of 2026 from the comparable period of the prior year was principally attributable to an increase in total investment income, partially offset by an increase in total expenses, net of waivers, each as discussed above. NII on a per share basis was $0.35 per share for the first quarter of 2026, consistent with the first quarter of 2025.
The $0.1 million, or $0.01 per share, decrease in ANII(1) in the first quarter of 2026 to $15.6 million, or $0.34 per share, from $15.7 million, or $0.35 per share, in the first quarter of 2025 was principally attributable to the same factors noted above for the change in NII, but excluding the impact of the $0.6 million decrease in the capital gains incentive fee accrual.
The per share changes in NII and ANII(1) in the first quarter of 2026 from the comparable period of the prior year include the impact of a 3.2% increase in the weighted-average shares outstanding, primarily due to shares issued in connection with the MSC Income Listing and shares issued through the dividend reinvestment plan, partially offset by shares repurchased by the Fund, in each case since the beginning of the comparable period of the prior year. NII and ANII(1) on a per share basis in the first quarter of 2026 each include a decrease of $0.01 per share resulting from a decrease in investment income considered less consistent or non-recurring in nature compared to the first quarter of 2025, as discussed above.
The $13.2 million net increase in net assets resulting from operations in the first quarter of 2026 represents a
$2.7 million decrease from the first quarter of 2025. This decrease was primarily the result of (i) a $2.5 million increase in net tax provision on the net fair value change of the portfolio investments resulting from a net tax provision of $0.1 million in the first quarter of 2026 compared to a net tax benefit of $2.4 million in the comparable period of the prior year and (ii) a $0.6 million decrease in the net fair value change of the Fund’s portfolio investments resulting from the net impact of net realized gains/losses and net unrealized appreciation/
depreciation, with the decrease resulting from a net fair value decrease of $2.9 million in the first quarter of
2026 compared to a net fair value decrease of $2.3 million in the comparable period of the prior year, partially offset by a $0.5 million increase in NII as discussed above. The $2.9 million net fair value decrease in the first quarter of 2026 was the result of a net realized loss of $0.2 million and net unrealized depreciation (including the reversal of net fair value depreciation recognized in prior periods due to the net realized loss in the quarter)
of $2.6 million. The $2.3 million net fair value decrease in the first quarter of 2025 was the result of a net realized loss of $21.1 million, partially offset by net unrealized appreciation of $18.8 million. The $0.2 million net realized loss from investments for the first quarter of 2026 was primarily the result of $3.7 million of realized losses on the full exits of two private loan portfolio investments, partially offset by a $3.1 million realized gain on the full exit of a private loan portfolio investment and a net realized gain on other private loan portfolio investments.
The following table provides a summary of the total net unrealized depreciation of $2.6 million for the first quarter of 2026:

	Three Months Ended March 31, 2026
	Private Loan	LMM (a)	Middle Market	Other	Total
	(in millions)
Accounting reversals of net unrealized (appreciation) depreciation recognized in prior periods due to net realized (gains / income) losses recognized during the current period	$0.4	$(0.4)	$—	$—	$—
Net unrealized appreciation (depreciation) relating to portfolio investments	(7.5)	5.4	(0.8)	0.3	(2.6)
Total net unrealized appreciation (depreciation) relating to portfolio investments	$(7.1)	$5.0	$(0.8)	$0.3	$(2.6)
(a)Includes unrealized appreciation on 27 LMM portfolio investments and unrealized depreciation on 12 LMM portfolio investments.
Liquidity and Capital Resources
As of March 31, 2026, the Fund had aggregate liquidity of $210.0 million, including (i) $15.6 million in cash and cash equivalents and (ii) $194.4 million of aggregate unused capacity under the Fund’s corporate revolving credit facility (the “Corporate Facility”) and the Fund’s special purpose vehicle revolving credit facility (the
“SPV Facility” and, together with the Corporate Facility, the “Credit Facilities”), which the Fund maintains to support its investment and operating activities.
Several details regarding the Fund’s capital structure as of March 31, 2026 are as follows:
•The SPV Facility included $300.0 million in total commitments plus an accordion feature that allows the
Fund to request an increase in the total commitments under the facility to up to $450.0 million.
•$267.0 million in outstanding borrowings under the SPV Facility, with an interest rate of 5.9% based on the applicable Secured Overnight Financing Rate (“SOFR”) effective for the contractual reset date of April 1,
2026.
•The Corporate Facility included $245.0 million in total commitments from a diversified group of seven participating lenders, plus an accordion feature that allows the Fund to request an increase in the total commitments under the facility to up to $300.0 million.
•$83.0 million in outstanding borrowings under the Corporate Facility, with an interest rate of 5.7% based on the applicable SOFR effective for the contractual reset date of April 1, 2026.

•$150.0 million of unsecured notes outstanding that bear interest at a rate of 4.04% per year (the “October
2026 Notes”). The October 2026 Notes mature on October 30, 2026 and may be redeemed in whole or in part at any time at the Fund’s option subject to certain make-whole provisions.
•$150.0 million of May 2029 Notes outstanding that bear interest at a rate of 6.34% per year. The May 2029
Notes mature on May 31, 2029 and may be redeemed in whole or in part at any time at the Fund’s option subject to certain make-whole provisions.
•The Fund maintains an investment grade rating from Kroll Bond Rating Agency, LLC (“KBRA”) of BBB-
with a stable outlook.
•The Fund’s net asset value totaled $719.5 million, or $15.87 per share.
•The Fund’s debt-to-equity ratio was 0.90x as of March 31, 2026.
•Effective on January 29, 2026, the Fund’s minimum regulatory asset coverage requirement decreased from
200% to 150%, increasing the Fund’s regulatory leverage capacity.
Investment Portfolio Information as of March 31, 2026(5)
The following table provides a summary of the investments in the Fund’s private loan portfolio and LMM portfolio as of March 31, 2026:

	March 31, 2026
	Private Loan	LMM (a)
	(dollars in millions)
Number of portfolio companies	80	55
Fair value	$823.1	$507.6
Cost	$843.1	$399.7
Debt investments as a % of portfolio (at cost)	93.1%	71.3%
Equity investments as a % of portfolio (at cost)	6.9%	28.7%
% of debt investments at cost secured by first priority lien	99.5%	99.9%
Weighted-average annual effective yield (b)	10.5%	12.6%
Average EBITDA (c)	$30.6	$12.1
(a)The Fund had equity ownership in all of its LMM portfolio companies, and the Fund’s average fully diluted equity ownership in those portfolio companies was 8%.
(b)The weighted-average annual effective yields were computed using the effective interest rates for all debt investments as of March 31, 2026, including amortization of deferred debt origination fees and accretion of original issue discount but excluding fees payable upon repayment of the debt investments and any debt investments on non-accrual status, and are weighted based upon the principal amount of each applicable debt investment as of March 31, 2026.
(c)The average EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is calculated using a weighted-average for private loan portfolio companies and a simple average for LMM portfolio companies. These calculations exclude certain portfolio companies, including four private loan portfolio companies and three LMM portfolio companies, as EBITDA is not a meaningful valuation metric for the
Fund’s investments in these portfolio companies, and those portfolio companies whose primary purpose is to own real estate and those portfolio companies whose primary operations have ceased and only residual value remains.
The Fund’s total investment portfolio at fair value consists of approximately 60% private loan, 37% LMM, 2%
middle market and 1% other portfolio investments.
The fair value of the Fund’s LMM portfolio company equity investments was 204% of the related cost basis of such equity investments, and the Fund’s LMM portfolio companies had a median net senior debt (senior interest-bearing debt through the Fund’s debt position less cash and cash equivalents) to EBITDA ratio of 2.5 to

1.0 and a median total EBITDA to senior interest expense ratio of 3.0 to 1.0. Including all debt that is junior in priority to the Fund’s debt position, these median ratios were 2.6 to 1.0 and 2.9 to 1.0, respectively.(5)(6)
As of March 31, 2026, the Fund’s investment portfolio also included:
•Middle market portfolio investments in eight portfolio companies, collectively totaling $23.0 million in fair value and $40.3 million in cost basis, which comprised 1.7% and 3.1% of the Fund’s investment portfolio at fair value and cost, respectively; and
•Other portfolio investments in seven entities, spread across four investment managers, collectively totaling
$15.6 million in fair value and $13.4 million in cost basis, which comprised 1.1% and 1.0% of the Fund’s investment portfolio at fair value and cost, respectively.
As of March 31, 2026, investments on non-accrual status comprised 1.1% of the total investment portfolio at fair value and 4.2% at cost, and the Fund’s total portfolio investments at fair value were 106% of the related cost basis.
First Quarter 2026 Financial Results Conference Call / Webcast
MSC Income has scheduled a conference call for Friday, May 8, 2026 at 11:00 a.m. Eastern time to discuss the first quarter 2026 financial results.(7)
You may access the conference call by dialing 412-902-0030 at least 10 minutes prior to the start time. The conference call can also be accessed via a simultaneous webcast by logging into the investor relations section of the Fund’s website at https://www.mscincomefund.com.
A telephonic replay of the conference call will be available through Friday, May 15, 2026 and may be accessed by dialing 201-612-7415 and using the passcode 13759639#. An audio archive of the conference call will also be available on the investor relations section of the Fund’s website at https://www.mscincomefund.com shortly after the call and will be accessible until the date of MSC Income’s earnings release for the next quarter.
For a more detailed discussion of the financial and other information included in this press release, please refer to the MSC Income Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026 to be filed with the U.S. Securities and Exchange Commission (the “SEC”) (www.sec.gov) and MSC Income’s First
Quarter 2026 Investor Presentation to be posted on the investor relations section of the MSC Income website at
https://www.mscincomefund.com.
ABOUT MSC INCOME FUND, INC.
The Fund (www.mscincomefund.com) is a principal investment firm that primarily provides debt capital to private companies owned by or in the process of being acquired by a private equity fund. The Fund’s portfolio investments are typically made to support leveraged buyouts, recapitalizations, growth financings, refinancings and acquisitions of companies that operate in diverse industry sectors. The Fund seeks to partner with private equity fund sponsors and primarily invests in secured debt investments within its private loan investment strategy. The Fund also maintains a portfolio of customized long-term debt and equity investments in lower middle market companies, and through those investments, the Fund has partnered with entrepreneurs, business owners and management teams in co-investments with Main Street Capital Corporation (NYSE: MAIN) (“Main
Street”) utilizing the customized “one-stop” debt and equity financing solutions provided in Main Street’s lower middle market investment strategy. The Fund’s private loan portfolio companies generally have annual revenues between $25 million and $500 million. The Fund’s lower middle market portfolio companies generally have annual revenues between $10 million and $150 million.

ABOUT MSC ADVISER I, LLC
MSC Adviser I, LLC (the “Adviser”) is a wholly-owned subsidiary of Main Street that is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The Adviser serves as the investment adviser and administrator of the Fund in addition to several other advisory clients.
FORWARD-LOOKING STATEMENTS
MSC Income cautions that statements in this press release which are forward‑looking and provide other than historical information, including but not limited to MSC Income’s ability to successfully source and execute on new portfolio investments and deliver future financial performance and results, are based on current conditions and information available to MSC Income as of the date hereof and include statements regarding MSC
Income’s goals, beliefs, strategies and future operating results and cash flows. Although its management believes that the expectations reflected in those forward‑looking statements are reasonable, MSC Income can give no assurance that those expectations will prove to be correct. Those forward-looking statements are made based on various underlying assumptions and are subject to numerous uncertainties and risks, including, without limitation: MSC Income’s continued effectiveness in raising, investing and managing capital; adverse changes in the economy generally or in the industries in which MSC Income’s portfolio companies operate; the impacts of macroeconomic factors on MSC Income and its portfolio companies’ businesses and operations, liquidity and access to capital, and on the U.S. and global economies, including impacts related to pandemics and other public health crises, global conflicts, risk of recession, tariffs and trade disputes, inflation, supply chain constraints or disruptions and changes in market index interest rates; changes in laws and regulations or business, political and/or regulatory conditions that may adversely impact MSC Income’s operations or the operations of its portfolio companies; the operating and financial performance of MSC Income’s portfolio companies and their access to capital; retention of key investment personnel by the Adviser; competitive factors; and such other factors described under the captions “Cautionary Statement Concerning Forward-
Looking Statements” and “Risk Factors” included in MSC Income’s filings with the SEC (www.sec.gov). MSC
Income undertakes no obligation to update the information contained herein to reflect subsequently occurring events or circumstances, except as required by applicable securities laws and regulations.

MSC INCOME FUND, INC.
Consolidated Statements of Operations
(in thousands, except shares and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2026	2025
INVESTMENT INCOME:
Interest, dividend and fee income:
Control investments	$1,195	$1,442
Affiliate investments	9,247	9,335
Non‑Control/Non‑Affiliate investments	23,645	22,450
Total investment income	34,087	33,227
EXPENSES:
Interest	(8,920)	(8,243)
Base management fee	(5,225)	(4,972)
Incentive fee on income	(3,099)	(2,023)
Incentive fee on capital gains	638	—
General and administrative	(1,039)	(1,027)
Internal administrative services expenses	(186)	(174)
Total expenses before expense waivers	(17,831)	(16,439)
Waiver of incentive fee on income	985	—
Total expenses, net of expense waivers	(16,846)	(16,439)
NET INVESTMENT INCOME BEFORE TAXES	17,241	16,788
Excise tax expense	(50)	(192)
Federal and state income and other tax expenses	(956)	(850)
NET INVESTMENT INCOME	16,235	15,746
NET REALIZED GAIN (LOSS):
Control investments	—	9
Affiliate investments	(1,656)	—
Non‑Control/Non‑Affiliate investments	1,415	(21,075)
Total net realized loss	(241)	(21,066)
NET UNREALIZED APPRECIATION (DEPRECIATION):
Control investments	(4,452)	(833)
Affiliate investments	8,423	2,836
Non‑Control/Non‑Affiliate investments	(6,614)	16,780
Total net unrealized appreciation (depreciation)	(2,643)	18,783
Income tax benefit (provision) on net realized loss and net unrealized appreciation (depreciation)	(128)	2,412
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$13,223	$15,875
NET INVESTMENT INCOME BEFORE TAXES PER SHARE—BASIC AND DILUTED	$0.37	$0.38
NET INVESTMENT INCOME PER SHARE—BASIC AND DILUTED	$0.35	$0.35
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS PER SHARE —BASIC AND DILUTED	$0.29	$0.36
WEIGHTED-AVERAGE SHARES OUTSTANDING—BASIC AND DILUTED	46,116,898	44,680,084

MSC INCOME FUND, INC.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Investments at fair value:
Control investments	$53,802	$58,372
Affiliate investments	426,618	406,771
Non‑Control/Non‑Affiliate investments	888,782	870,244
Total investments	1,369,202	1,335,387
Cash and cash equivalents	15,559	20,635
Interest and dividend receivable	11,942	12,273
Deferred financing costs	3,128	3,190
Prepaids and other assets	10,094	9,546
Total assets	$1,409,925	$1,381,031
LIABILITIES
Credit Facilities	$350,000	$453,000
October 2026 Notes	149,826	149,751
May 2029 Notes	149,274	—
Accounts payable and other liabilities	4,408	3,549
Interest payable	7,463	5,946
Dividend payable	16,324	16,772
Base management and incentive fees payable	7,340	8,388
Deferred tax liability, net	5,762	4,966
Total liabilities	690,397	642,372
NET ASSETS
Common stock	45	47
Additional paid‑in capital	765,979	782,007
Total overdistributed earnings	(46,496)	(43,395)
Total net assets	719,528	738,659
Total liabilities and net assets	$1,409,925	$1,381,031
NET ASSET VALUE PER SHARE	$15.87	$15.85

MSC INCOME FUND, INC.
Reconciliation of Adjusted Net Investment Income and Adjusted Net Investment Income Before Taxes
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Net investment income	$16,235	$15,746
Incentive fee on capital gains (3)	(638)	—
Adjusted net investment income (1)	15,597	15,746
Excise tax expense	50	192
Federal and state income and other tax expenses	956	850
Adjusted net investment income before taxes (2)	$16,603	$16,788

Per share amounts:
Net investment income per share -
Basic and diluted	$0.35	$0.35
Adjusted net investment income per share -
Basic and diluted (1)	$0.34	$0.35
Adjusted net investment income before taxes per share -
Basic and diluted (2)	$0.36	$0.38

MSC INCOME FUND, INC.
Endnotes
(1) ANII is NII as determined in accordance with U.S. Generally Accepted Accounting Principles, or U.S.
GAAP, excluding the impact of the capital gains incentive fee(3). MSC Income believes presenting ANII and the related per share amount is useful and appropriate supplemental disclosure for analyzing the Fund’s financial performance since the calculation of the capital gains incentive fee is based on realized gains and losses and unrealized fair value appreciation and depreciation, none of which are included in NII. However,
ANII is a non-U.S. GAAP measure and should not be considered as a replacement for NII or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such
U.S. GAAP measures in analyzing MSC Income’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to ANII is detailed in the financial tables included with this press release.
(2) ANII before taxes is NII as determined in accordance with U.S. GAAP, excluding the impact of any tax expenses included in NII and the capital gains incentive fee(3). MSC Income believes presenting ANII before taxes and the related per share amount is useful and appropriate supplemental disclosure for analyzing the
Fund’s financial performance since (i) the calculation of the capital gains incentive fee is based on realized gains and losses and unrealized fair value appreciation and depreciation, none of which are included in NII, and (ii) tax expenses included in NII may include (a) excise tax expense, which is not solely attributable to
NII, and (b) deferred taxes, which are not payable in the current period. However, ANII before taxes is a
non-U.S. GAAP measure and should not be considered as a replacement for NII, NII before taxes or other earnings measures presented in accordance with U.S. GAAP and should be reviewed only in connection with such U.S. GAAP measures in analyzing MSC Income’s financial performance. A reconciliation of NII in accordance with U.S. GAAP to ANII before taxes is detailed in the financial tables included with this press release.
(3) Pursuant to the Amended Advisory Agreement, the incentive fee on capital gains is determined and payable to the Adviser in arrears, if any, as of the end of each calendar year. This fee equals (a) 17.5% of the Fund’s incentive fee capital gain, which is calculated as the Fund’s (i) cumulative net realized gains (net of any related net income tax expense), minus (ii) cumulative unrealized depreciation (net of any related income tax benefit, and excluding any unrealized appreciation), minus (b) the aggregate amount of any previously paid capital gains incentive fee, in each case from the MSC Income Listing date through the applicable calendar year ended. In accordance with U.S. GAAP, at the end of each reporting period, the Fund estimates the capital gains incentive fee and adjusts the accrual for the fee based upon a hypothetical liquidation of its investment portfolio at the then current fair value. Therefore, the calculation of the accrual equals (a) the
Fund’s cumulative change in net fair value, including both (i) the cumulative net realized gain/loss and (ii)
the cumulative net unrealized appreciation/depreciation (in both cases, net of any related cumulative net income tax expense or benefit), minus (b) the aggregate amount of any previously paid capital gains incentive fee, in each case from the MSC Income Listing date through the applicable period ended.
However, any capital gains incentive fee accrued related to the unrealized appreciation is neither earned nor payable to the Adviser until such time that it is realized, and assuming at the end of a calendar year such incentive fee capital gain exists excluding any cumulative unrealized appreciation (in each case, net of any related net income tax expense or benefits). If the calculation results in an increase in the accrual compared to the previous quarter, the Fund records an increase to the capital gains incentive fee accrual. If the calculation results in a decrease to the estimated incentive fee on capital gains when compared to the previous quarter, the accrual for the incentive fee on capital gains is reduced to the extent of such decrease.
For the first quarter of 2026, the Fund reduced the accrual on the capital gains incentive fee by $0.6 million.
For further discussion, see Note J — Related Party Transactions and Arrangements in the notes to the consolidated financial statements included in Item 1. Consolidated Financial Statements and Supplementary
Data of the Fund’s Quarterly Report on Form 10-Q to be filed with the SEC on May 8, 2026.

(4) Return on equity equals the net increase in net assets resulting from operations divided by the average quarterly total net assets.
(5) Portfolio company financial information has not been independently verified by MSC Income.
(6) These credit statistics exclude portfolio companies on non-accrual status and portfolio companies for which
EBITDA is not a meaningful metric.
(7) No information contained on the Fund’s website or disclosed on the May 8, 2026 conference call, including the webcast and the archived versions, is incorporated by reference in this press release or any of the Fund’s filings with the SEC, and you should not consider that information to be part of this press release or any other such filing.